EXHIBIT 10.8

ALISOS INVESTMENT COMPANY
2175 Alisos Drive
Santa Barbara, CA 93108
Phone (805)969-2635 and Fax (805)565-0685
pthompson2175@cox.net

OFFICE LEASE

This Lease made and executed in duplicate, this 11th day of September, 2013, Between Alisos Investment Company, party of the first part, hereinafter designated the Lessor, and Solar3D, Inc., hereinafter designated the Lessee,

Witnesseth: That for and in consideration of the covenants hereinafter mentioned, including the rules and regulations of the building which are hereinafter set forth and hereby made a part of this lease, and because of the personal confidence reposed by the Lessor in the Lessee, the Lessor hereby leases to the Lessee the premises known as 26 W. Mission Street #8 on the second floor of the building complex, to be used by said Lessee as and for a solar business, and for no other purpose, for the term of one year commencing on the 24th day of September, 2013, and ending on the 23rd day of September, 2014.  This lease is subject to all present or future mortgages or deeds of trust affecting the said building or the land covered thereby.  In consideration whereof, the Lessee covenants and agrees that the Lessee will, and that the Lessee’s officers, agents and employees shall keep, perform and comply with each and all the rules and regulations of the building as hereinafter set forth, and with each and all of the terms and conditions of the lease as follows, to-wit:

1.
The Lessee agrees to pay as rent for said leased premises, the total sum of Twenty Thousand Four Hundred Dollars ($20,400.00), in monthly installments of One Thousand Seven Hundred Dollars ($1,700.00), each installment payable in advance on the 1st day of each and every calendar month during the term hereof in United States lawful money at the office of the building or such other place as the Lessor may designate.  If rent is not received by the 5th of the month, then a late charge of $25.00 plus $2.00 for every day late will be assessed.  A security deposit of $2,000.00 is due and payable upon the acceptance of this lease.

2.
The Lessee agrees not to mortgage, assign, or sub-let this lease or the leased premises or any part thereof without the written consent of the Lessor, and the Lessee further agrees to pay $100.00 per month additional rent for each sub-tenant so permitted.  Any transfer or assignment of this lease by operation of law without the written consent of the Lessor shall make this lease voidable at the option of the Lessor.

3.	If the Lessor approves a new sub-lessee for the entire unit, then there will be a $500.00 service fee deducted from the security deposit.

4.
If the Lessee intends to surrender the premises, at least sixty days before the termination of the Lessee’s tenancy the Lessee shall give to the Lessor a written notice of the date on which the lessee intends to surrender the premises; if such notice is not given, the Lessee shall be liable for the rent of two additional months (60 days).  If the Lessee holds possession of the premises after the term of this lease such Lessee shall become a tenant from month to month at the rent and upon terms herein specified, and shall continue to be such tenant until the tenancy shall be terminated by the Lessor, or, until the Lessee shall have given to the Lessor a written notice of at least one month of intention to terminate the tenancy; but nothing in this paragraph shall be construed as a consent by the Lessor to the occupancy or possession of said premises by the Lessee after the term hereof.

5.
Should default be made in the payment of any of the rents or other moneys provided to be paid hereunder, as and when the same become due, or should the Lessee or any of the Lessee’s officers, agents or employees violate any of the terms or conditions of this lease or any of the rules or regulations of the building as hereinafter set forth, or should the Lessee move out, vacate or abandon said leased premises or any part thereof, the Lessor may at the Lessor’s option, after giving proper notice, re-enter and take possession of said premises, remove the Lessee’s signs and property therefrom, place the Lessee’s said property in storage in a public warehouse at the expense and risk of the Lessee, make any repairs, changes, alterations or additions in or to said premises which may be necessary or convenient, re-let said premises, or any part thereof, on such terms, conditions and rentals as the Lessor may deem proper, and the Lessor may, at the Lessor’s option, either terminate and cancel this lease or the Lessor may apply the proceeds that may be collected from said re-letting, less the expense of so doing, upon the rent to be paid by the Lessee, and hold the Lessee for any balance that may be due under said lease and may forfeit their entire security deposit.   Lessee shall have 10 days to cure any default after lessor gives notice of default.

6.
The Lessee states that he has examined said premises and covenants that said premises are in a tenantable and good condition, and that no representations as to the condition thereof or as to the terms of this lease were made by the Lessor or the Lessor’s agents prior to or at the execution of this lease, other than stated herein; that said premises shall not be altered, repaired or changed without the written consent of the Lessor and that unless otherwise provided by this agreement, all alterations, improvements or changes shall be done either by or under the direction of the Lessor, but at the cost of the Lessee, and that all alterations, additions or improvements made in or to the said premises shall be the property of the Lessor and shall remain and be surrendered with the said premises upon the termination of this lease; that all damage or injury done to the premises by the Lessee, or by any person who may be in or upon the premises by the consent of the Lessee, shall be paid for by the Lessee upon demand, and be deducted from the security deposit.

7.
Premises shall be surrendered in as good of condition as they are now in.  Refund of the full security deposit by Lessor to Lessee depends upon the Lessee’s full performance of the following terms.  Lessee agrees in order to avoid deductions from the security deposit they must comply with the following:

a.	To pay in full all rent, late charges and any other charges according to the terms of the lease agreement.
b.	The premises shall not be damaged nor evidence any use by Lessee beyond ordinary wear and tear.
c.	The entire premises including windows, screens, bathroom, closet, walls and carpets shall be cleaned professionally by a licensed, insured company, to Lessor’s satisfaction.
d.	To remove all rubbish and discards from the premises and to dispose of the same in proper disposal containers.
e.	To return all keys to the premises to the Lessor on vacating the premises.

All costs of labor and materials for needed cleaning, repairs and replacement beyond ordinary wear and tear based on premises condition following inspection will be deducted from the security deposit.

8.
If the building or the above described premises shall be destroyed, or be damaged by fire, earthquake or from any cause whatsoever so that said premises become untenantable and are not made tenantable within sixty days from the date of injury, then this lease may be terminated by either party; but in case the premises are so damaged as not to require a termination of the lease as above provided the Lessee shall not pay the rent herein specified during the time that the premises are unfit for occupancy.

9.
No trade, occupation, game or business shall be conducted upon said premises that shall be unlawful.  Unless authorized, the premises shall not be used for cooking, lodging, sleeping, and no objectionable noise or odor shall be permitted to escape from said premises.

10.
The Lessor agrees to supply, during the usual business hours, water, gas, and trash service for the premises hereby leased; but the Lessor shall be the sole judge of the character and amount of said water, gas, and trash service and the Lessor shall not be liable for any stoppage or interruption of any said services of water, gas, electric or trash caused by riot, strike, labor disputes, accident or necessary repairs.  Lessee is responsible for monthly electric service for their unit.

11.
If, in the judgment of the Lessor, the Lessee wastes or uses any excessive amount of gas, water, or trash pick-up, the Lessor reserves the privilege either to charge the Lessee for such waste or excessive amount of gas, water or trash pick-up.  The Lessee agrees not to use or connect with the electric wires any more lights than are provided for in each room, or any electric lamp of higher wattage than provided, or any fan, motor apparatus without the written consent of the Lessor.  The Lessee agrees not to connect with the water pipes any apparatus using water without the written consent of the Lessor.

12.
The Lessor shall not be liable and the Lessee hereby waives all claims for damage that may be caused by the Lessor in re-entering and taking possession of the premises as herein provided, and all claims for damages that may result from the destruction of or injury to the premises or building.  The Lessor shall not, in any event, be liable for any loss, theft, damage or injury to the property or person of the Lessee, or any occupant of said premises, except as provided by law.

13.
The Lessee agrees to pay for all damage to the building as well as all damage to the tenants or occupants thereof caused by the Lessee=s misuse or neglect of said premises, its apparatus or appurtenances.

14.
The Lessor reserves and shall at any and all times have the right to enter said leased premises upon proper notice or alter or repair the said building of which the said leased premises are a part, or add thereto, without abatement for rent, and may for that purpose erect scaffolding and all other necessary structures.

15.	In case the Lessor prevails in any suit under this lease, there shall be allowed to the Lessor, to be included in any judgment recovered, reasonable attorney=s fees to be fixed by the court.

16.
The words “Lessor” and “Lessee” as used herein, include, apply to, and bind and benefit, the heirs, executors, administrators and successors to the Lessor and Lessee.  No waiver of the right to forfeiture of this lease or of re-entry upon breach of any of the conditions thereof, shall be deemed a waiver of such right upon any subsequent breach of such or any other condition.

17.
A waiver of any right or the default or breach of any term, covenant or condition hereof shall not be deemed a waiver of such right or of the obligation of the Lessee to perform and fully comply with any such term, covenant or condition at any subsequent time or of any other condition.

18.	Any carpet installed by Lessee must be approved by Lessor. No carpet may be glued to the flooring.

19.	Lessee is responsible for minor plumbing repairs, Lessor major repairs. Leaking faucets, running toilets or stoppage made by tenant are to be repaired immediately by tenant.

20.	No pets allowed.

21.	Lessor reserves the right to request any structural changes made by Lessee to be changed back to the original design at Lessee=s expense upon termination of lease and in a timely manner.

In Witness Whereof, the said parties have hereunto set their hands and seals in duplicate, the day and year first hereinbefore written.

_________________________________________
Jim Nelson, CEO	Date
Solar3D, Inc.

_________________________________________
Patricia Thompson Perry, President	Date
Alisos Investment Company

RULES AND REGULATIONS OF THE BUILDING REFERRED TO HEREIN WHICH CONSTITUTE A PART OF THIS LEASE

I.	General
1.	This agreement is an addendum and part of the lease agreement between Lessor and Lessee.
2.
New rules and regulations or amendments to these rules may be adopted by Lessor upon giving 30 days notice in writing.  These rules and any changes or amendments have a legitimate purpose and are not intended to be arbitrary or work as a substantial modification of Lessee rights.  They will not be unequally enforced.  Lessee is responsible for the conduct of guests and the adherence to these rules and regulations at all times.

II.	Noise and Conduct
1.
Lessee shall not make or allow any disturbing noises in the unit by Lessee, employees, clients or guests, nor permit anything by such persons which will interfere with the rights, comforts or conveniences of other persons and business within building.

2.	All musical instruments, television sets, stereos, radios, etc., are to be played at a volume which will not disturb other persons.
3.
The activities and conduct of Lessee, employees, clients and guests, outside of the unit on the common grounds, parking areas, and courtyard must be reasonable at all times and not annoy or disturb other persons.

4.
No Lessee shall keep, maintain or allow to remain on the premises for a period in excess of seven (7) days, any non-working, inoperable or non-functioning vehicle of any kind.  The parties agree that the presence of any such vehicle on the premises for period in excess of seven (7) days shall constitute a nuisance within the provisions of California Civil Code, Section 3479 and may, at the owner’s option, be the basis for terminating the Lease herein.

III.	Cleanliness and Trash
1.	The unit must be kept clean, sanitary and free from objectionable odors.
2.	Lessee shall assist Lessor in keeping the outside and common areas clean.
3.	No littering of papers, cigarette butts or trash is allowed.
4.	No trash or other materials may be accumulated which will cause a hazard or be in violation of any health, fire or safety ordinance or regulation.
5.
Garbage is to be placed inside the containers provided and lids should not be slammed.  Garbage should not be allowed to accumulate and should be placed in the outside containers on a daily basis.  Items too large to fit in the trash containers should be placed neatly near the container.

6.	Furniture must be kept inside the unit. Unsightly items must be kept out of vision.
7.	Articles are not to be left in common areas or carport.
8.	Curtains, rugs, etc., shall not be shaken or hung outside of any window, ledge or balcony.
9.	No storage of any kind under stairways.

IV.	Safety
1.	All doors must be locked during the absence of the Lessee.
2.	All appliances must be turned off before leaving the unit.
3.	When leaving for an extended period, Lessee shall notify Lessor how long Lessee will be away.
4.	If someone is to enter Lessee’s unit during Lessee’s absence, Lessee shall give Lessor permission beforehand to let any person in the unit and/or provide the name of person or company entering.
5.	The use or storage of gasoline, cleaning solvent or other combustibles in the unit is prohibited.
6.	No personal belongings, including bicycles or other items may be placed in the stairways or about the building.
7.
The Lessee shall not do anything in the premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which shall conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy on the building or any part thereof, or with any rules or ordinances established by the Board of Health.

V.	Maintenance, Repairs and Alterations
1.
If the unit is supplied with smoke detection device(s) upon occupancy it shall be the responsibility of the Lessee to regularly test the detector(s) to ensure that the device(s) is (are) in operable condition.  The Lessee will inform Lessor immediately, in writing, of any defect, malfunction or failure of such smoke detector(s).  Lessee is responsible to replace smoke detector batteries, if any, as needed unless otherwise provided by law.

2.
Lessee shall advise Lessor, in writing, of any major items requiring repair (i.e. roof, electrical or plumbing).  Minor plumbing (dripping faucets and running toilets) is Lessee’s responsibility.  Notification of major repair should be immediate in an emergency or for normal problems within business hours.  Repair requests should be made as soon as the defect is noted.

3.
Costs of repair or clearance of stoppages in waste pipes or drains, water pipes or plumbing fixtures caused by Lessee negligence or improper usage are the responsibility of the Lessee.  Payment for corrective action must be paid by Lessee on demand.

4.
No alterations or improvements shall be made by Lessee without the consent of Lessor.  Any article attached to the woodwork, walls, floors or ceilings shall be the sole responsibility of the Lessee.  Lessee shall be liable for any repairs necessary during or after occupancy to restore premises to the original condition.  Glue or tape shall not be used to affix pictures or decorations.

5.	Any addition to electric wiring must be approved by Lessor and done by a licensed contractor.

VI.	Other
1.	All keys shall be obtained from the Lessor and all keys shall be returned to the Lessor upon the termination of this lease. The Lessee shall not change the locks or install other locks on the doors.
2.
The doors, windows, glass doors, lights and skylights that reflect or admit light into the building, shall not be covered or obstructed. Any change in window coverings or shades shall be approved by Lessor.

3.
No awning, shade, sign, advertisement, or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the building except by the written consent of the Lessor, and except it be of such color, size and style and in such place upon or in the building, as may be designated by the Lessor.

4.	Lessor is held harmless and is not liable for any injuries sustained by Lessee, Lessee=s patients, employees or clients inside the Lessee=s office premises.
5.	In case of vandalism, Lessee is responsible for replacing any locks or broken windows or any other damage to Lessee’s office premises.
6.	The Lessee must observe strict care not to leave windows open when it rains.
7.	No washing of cars on the premises.
8.	No barbeque allowed on premises.
9.	All plants provided by Lessee on outdoor decks must have saucers underneath the potted plants to protect the deck from water damage.

Acknowledged and Agreed to for Solar3D, Inc.

Dated September 11, 2013

_________________________________
Jim Nelson, CEO
Solar3D, Inc.